                                                                  EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hall, Kinion & Associates, Inc. on Form S-8 of our reports dated January 24, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Hall, Kinion & Associates, Inc. and Subsidiaries for the year ended December 28, 1997.



/s/ Deloitte & Touche LLP


San Jose, California
November 30, 1998